December 4, 2006

To: Agere Employees

From: Abhi Talwalkar

Subject: LSI and Agere to Combine into Storage, Networking and Consumer Powerhouse

As you know by now, today LSI Logic and Agere Systems announced the signing of a definitive merger agreement in which LSI and Agere will be combined to form a larger, more competitive company focused on storage, networking and consumer electronics.

First, let me say that I am very excited by the prospect of bringing our two companies together, creating a significant opportunity to extend our market opportunities and deliver more value to our customers and shareholders.

If you don’t know us already, LSI is an industry leader in providing silicon, systems and software building blocks for the storage and consumer electronics markets. Like Agere, we have a strong heritage of innovation, and our technology can be found inside storage products offered by many major server, storage and SAN infrastructure vendors and in more than 350 million consumer devices used for home and portable entertainment.

Agere is a natural fit with LSI -- technologically and culturally. Like LSI, you are recognized leaders in the storage and consumer space and we share many customers in common. Our collective product offerings are complementary and when combined will allow us to extend the reach of our silicon, systems and software building blocks into new opportunities. And like Agere, we have been transforming ourselves into a sharply market-focused company.

Together, we have an opportunity to accelerate our collective transformation. Combined, we’ll have access to larger slices of our target markets; we’ll have approximately double the number of engineers; and we had more patents issued last year to us than most of our competitors, including Broadcom, Marvell and many others.

As a result, our new company will have the potential to provide more solutions to our customers; participate in increased opportunities to grow our business; and deliver significantly more value, which are keys to building greater success for everyone.

Between now and the closing of the transaction, our management structures will remain separate and we’ll continue to operate as independent companies. Rick and Peter will work closely with LSI CFO Bryon Look and me to lead the critical integration planning that will be implemented once the transaction has closed. While we have much work ahead of us to close the transaction, we are eager to get to work on this exciting new opportunity.

In closing, I’d like to thank Rick, Peter and the people of Agere who are working hard to bring us together, and I am personally looking forward to the near future when I’ll be able to welcome the Agere team to the new LSI.

Sincerely, Abhi

Abhi Talwalkar President and Chief Executive Officer

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction between Agere Systems Inc. ("Agere") and LSI Logic Corporation ("LSI").  In connection with the proposed transaction, Agere and LSI intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by LSI with the SEC of a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the shares of LSI common stock to be issued in the merger, and LSI and Agere plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus relating to the proposed transaction.  THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT LSI, AGERE, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.  Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by LSI and Agere through the website maintained by the SEC at www.sec.gov .  In addition, free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents will also be available when they become available on the Agere website at www.agere.com  and on the LSI website at www.lsi.com .  The Registration Statement, the Joint Proxy Statement/Prospectus and other relevant documents may also be obtained free of charge from Agere by directing such request to Investor Relations, Agere Systems Inc., 1110 American Parkway N.E., Allentown Pennsylvania 18109 and from LSI by directing such request to Investor Relations, LSI Logic Corporation, 1621 Barber Lane, Milpitas, California 95035.  The contents of the websites referenced above are not deemed to be incorporated by reference into the Registration Statement or the Joint Proxy Statement/Prospectus.  Agere, LSI and their respective officers, directors and employees may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information regarding the interests of these officers, directors and employees in the proposed transaction will be included in the Joint Proxy Statement/Prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results; benefits of the transaction to customers, shareholders and employees; potential synergies and cost savings resulting from the transaction; the ability of the combined company to drive growth and expand customer and partner relationships and other statements regarding the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if LSI and Agere do not each receive required shareholder approval or the parties fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which LSI or Agere expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the LSI and Agere shareholders to approve the proposed merger; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of LSI and Agere generally, including those set forth in the filings of LSI and Agere with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. LSI and Agere are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.

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